Exhibit 10.4

SECURITY AGREEMENT AND PLEDGE

THIS SECURITY AGREEMENT AND PLEDGE (this “Security Agreemenf1 dated as of March 14, 2014, is entered into by and between HEART TEST LABORATORIES, INC., a Texas corporation (“HTL”), having its principal place of business at 5712 Colleyville Blvd., Suite 229, Colleyville, Texas 76034, and GUANGREN “GARY” CHEN, an individual U.S. citizen (“Chen”).

RECITALS:

A. HTL is exclusive licensee (or owner upon occurrence of certain events) of certain property or rights, as more particularly described in the 2013 Technology Agreement attached hereto and incorporated herein (collectively, the “Property Rights”). HTL is obligated to Chen under two Promissory Notes in the amounts of $448,000.00 and $700,000.00 and to pay $3,000,000.00 in Royalties to Chen pursuant to the 2013 Technology Agreement.

Secured Obligation:

(i)	the 448K Note (Ex. B-1);

(ii)	the 700K Note (Ex. B-3); and

(iii)	right to receive 3MM aggregate Royalty Payments under paragraph 3.1.4 of the 2013 Technology Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HTL hereby agree as follows:

1. Defined Terms and Related Matters. Unless otherwise defined herein or in the 2013 Technology Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as currently in effect in the State of Texas are used herein as therein defined.

2. Pledge and Security Interest. HTL grants to Chen a security interest in the Property Rights and other collateral of HTL listed in Exhibit A attached hereto.

3. Security for Obligations. This Security Agreement secures the full performance of the following “Obligations”:

(i)	payment of the 448K Note;

(ii)	payment of the 700K Note; and

(iii)	payment of the 3MM aggregate Royalty Payments described in Paragraph 3.1.4 of the 2013 Technology Agreement.

4. Designation of Chen as Lienholder on Title Documents. Upon Chen’s request, HTL shall add Chen’s name as a lienholder on any title documents or loan documents which refer to any part of the Property Rights and shall execute UCC 1 for filing.

5. Further Assurances. Upon Chen’s reasonable request, HTL agrees that, from time to time, HTL will promptly execute and deliver further instruments and documents, and take further action, that may be reasonably required by Chen in order to perfect and evidence the Security Interest or to enable Chen to exercise and enforce his rights and remedies hereunder with respect to any Property Rights.

6. Events of Default.

(a) Subject to the notice and opportunity to cure rights of HTL hereunder, the occurrence, and only during the pendency, of any of the following default or breach events shall constitute an event of default (“Event of Default’) hereunder:

(ii)	failure to pay the 448K note or the 700K note or the 3MM aggregate Royalties;

(iii)	if HTL defaults in the performance of or compliance with any other obligation or term of this Security Agreement following the notice and opportunity to cure provisions provided herein; or

(a) if HTL makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or becomes subject to any bankruptcy or insolvency proceeding under federal, state or foreign statutes which is not rescinded or dismissed within ninety (90) days.

(b) Notwithstanding any provision in this Security Agreement to the contrary, on the occurrence of any default or breach pursuant to any of Section 6(a)(i)-(iii) hereunder, Chen shall, prior to and without taking any remedial action as set forth herein, deliver written notice specifically stating the default or breach claimed (“Default Notice”) and HTL shall have thirty (30) days thereafter to cure the default or breach specified in the Default Notice. If the default or breach is cured within such thirty (30) day cure period, there shall be no Event of Default under this Security Agreement. In the event HTL fail to cure any breach, default or conditions specified in the notice, or fails to cure the breach or default within such thirty (30) day period after the Default Notice, then Chen shall have the right to declare an Event of Default under this Security Agreement and exercise its remedies set forth herein.

7. Remedies upon Default. If any Event of Default shall have occurred:

(a) Chen may, without notice to HTL, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Property Rights and other collateral against the Obligations. Chen may also exercise in respect of the Property Rights, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the “Code”), and Chen may also, without notice except as specified below, sell the Property Rights or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Chen’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Chen may deem commercially reasonable. HTL agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to HTL of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Chen shall not be obligated to make any sale of Property Rights regardless of notice of sale having been given. Chen may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Chen may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Property Rights including, but not limited to, or upon the exercise by Pledgor or Chen of any right, privilege or option pertaining to any of the Property Rights in connection therewith, to deposit and deliver such Property Rights with any committee, depository, transfer agent, registrar or other agency upon such terms as Chen may determine, all without liability except to account for property actually received by it.

(c) Chen may exercise in respect of the Property Rights, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code in effect in the State of Texas at that time.

8. Amendments, Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by HTL herefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including email or telegraphic communication) and mailed via registered or certified mail or faxed or emailed as follows:

If to HTL:	Heart Test Laboratories, Inc.
5712 Colleyville Blvd., Suite 229
Colleyville, Texas 76034

With a Copy to:	H. Dale Langley
The Law Firm of H. Dale Langley, Jr., PC
1803 West Avenue
Austin, Texas 78701

If to Chen:	Gary Chen
c/o Donald R. Taylor
Taylor Dunham, LLP
301 Congress Ave., Suite 1050
Austin, Texas 78701

With a Copy to:	Robert M. Eddy
2716 Ocean Park Blvd Suite 2028
Santa Monica, CA 90405

or as to either party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this section.

10. Consent to UCC-1 Filing. HTL consents to Chen filing a Form UCC-1 Financing Statement identifying the assets listed on Exhibit A.

11. Release of Security Interest. The Security Interest, and all filings made by Chen to perfect the Security Interest, shall be released and terminated upon satisfaction of all the obligations in section A. Chen agrees to promptly and diligently execute and deliver to HTL any and all such instruments and documents, and take such further action, to release and terminate the Security Interest as provided in this Security Agreement.

12. Severability. Should any clause, sentence, paragraph, subsection or section of this Security Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Security Agreement, and the parties hereto agree that the part or parts of this Security Agreement so held to be invalid, unenforceable or void will be deemed to have been replaced with a revised provision as similar thereto as to render such provision valid and enforceable.

13. Captions. The Captions in this Security Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.

14. No Waiver; Remedies. No failure on the part of Chen to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

15. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

16. Governing Law; Venue. This Security Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Texas. HTL and Chen each irrevocably submits and unconditionally waives any objection to the exclusive jurisdiction, including personal jurisdiction, and venue of the District Courts of Travis County, Texas, and of the United States District Court for the Western District of Texas [Austin Division] for purpose of any suit, action or other proceeding arising out of this Security Agreement or any subject matter hereof, and each hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, HTL has caused this Security Agreement to be executed and delivered as of the date first above written.

HTL:

HEART TEST LABORATORIES, INC.

By:	/s/ Mark Hilz
Name:	Mark Hilz
Its:	CEO

CHEN:

Gary Chen

/s/ Robert Eddy
for Guangren Chen as attorney in fact
By:	3/14/14
Gary Chen

5